Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2008

Hoffman Estates, Ill. (May 5, 2008) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $460.2 million and net income of $16.4 million, or $0.18 per diluted share, during the first quarter of 2008.

“Our first quarter 2008 results were in-line with our expectations. During the first quarter, we finalized and communicated our three year plan. Our results reflect progress in executing on the opportunities and challenges outlined in that plan,” said Gary E. McCullough, president and chief executive officer. “We restructured our organization to streamline our operations, we put in place a transitional schools division to focus on the successful execution of our schools in teach-out, and we are actively addressing alternatives to help our students finance their education where needed.”

Three Months Ended March 31, 2008

•	Total revenue was $460.2 million during the first quarter of 2008, relatively unchanged from $460.4 million during the first quarter of 2007.

•	Operating income of $17.5 million includes the following non-comparable items in the first quarter of 2008:

•	goodwill and asset impairment charges of $6.6 million related to the Transitional Schools division,

•	severance and stay bonus expenses of $11.4 million associated with the Company’s decision to teach-out certain campuses and its efforts to reduce redundancies within the organization, and

CEC ANNOUNCES 1Q08 RESULTS …PG 2

•	higher depreciation and amortization expense within our Transitional Schools division due to the shortening of remaining useful lives for long-lived assets.

Operating income for the first quarter of 2007 was $41.1 million. Operating profit margin percentage was 3.8 percent during the first quarter of 2008, a 5.1 percentage point decrease relative to an operating profit margin percentage of 8.9 percent during the first quarter of 2007. The decrease in the first quarter 2008 operating profit margin percentage was offset, in part, by a reduction in admissions representative headcount and improved representative productivity.

•

Net income of $16.4 million or $0.18 per diluted share during the first quarter of 2008 includes the impact of these non-comparable items, compared to net income of $30.0 million, or $0.31 per diluted share, during the first quarter of 2007. Net income during the first quarter of 2008 includes $4.7 million of income related to the termination of the Company’s agreement to share profits relating to AU Dubai.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Net cash flow provided by operating activities was $35.5 million during the first quarter of 2008, compared to net cash flow provided by operating activities of $89.1 million during the first quarter of 2007. The decrease is primarily due to the lower net income during the first quarter of 2008, primarily attributable to charges recorded for severance and stay bonuses, and the payments of previously settled legal matters.

•

Capital expenditures increased to $18.8 million during the first quarter of 2008, from $16.8 million during the first quarter of 2007. Capital expenditures represented 4.1 percent of total consolidated revenue during the first quarter of 2008.

Financial Position

•	As of March 31, 2008 and December 31, 2007, cash and cash equivalents and investments totaled $417.5 million and $404.3 million, respectively.

CEC ANNOUNCES 1Q08 RESULTS …PG 3

•	Days sales outstanding (DSO) were 14 days as of March 31, 2008, consistent with DSO of 14 days as of December 31, 2007.

Stock Repurchase Program

Since July 2005, CEC’s Board of Directors has authorized the use of a total of $800.2 million to repurchase outstanding shares of the company’s common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors, including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the first quarter of 2008, the company repurchased 1.0 million shares of its common stock for approximately $13.8 million at an average price of $13.84 per share. Since the inception of the program, the company has repurchased 19.2 million shares of its common stock for approximately $604.4 million.

As of March 31, 2008, approximately $195.8 million was available under the stock repurchase program to repurchase outstanding shares of the company’s common stock.

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of April 30, 2008 and 2007, were as follows:

	Population April 30, 2008	Population April 30, 2007	Percentage Difference
Art & Design (1)	12,800	12,700	1%
Culinary Arts	10,200	10,500	(3%)
Health Education	15,200	13,300	14%
International	7,000	6,200	13%
University (2)	43,500	40,700	7%

Subtotal	88,700	83,400	6%
Transitional Schools	6,400	9,900	(35%)

CEC Consolidated	95,100	93,300	2%

CEC ANNOUNCES 1Q08 RESULTS …PG 4

(1)	As of April 30, 2008, the Art & Design population included approximately 550 students who were taking classes in fully-online academic programs offered by Art & Design schools. There were no Art & Design fully-online students as of April 30, 2007.
(2)	As of April 30, 2008 and 2007, the University population included approximately 33,900 students and 30,600 students, respectively, who were taking classes in fully-online academic programs offered by University schools.

New Student Starts

New student starts by reportable segment during the first quarter of 2008 and 2007, were as follows:

	First quarter 2008	First quarter 2007	Percentage Difference
Art & Design (1)	2,070	1,630	27%
Culinary Arts	2,520	2,730	(8%)
Health Education	5,000	4,290	17%
International	560	400	40%
University (2)	15,830	14,610	8%

Subtotal	25,980	23,670	10%
Transitional Schools	1,480	1,840	(20%)

CEC Consolidated	27,460	25,500	8%

(1)	Art & Design new student starts include approximately 300 students who began taking classes in fully-online academic programs offered by Art & Design schools during the first quarter of 2008. There were no Art & Design fully-online student starts during the first quarter of 2007.
(2)	University new student starts includes approximately 13,460 students and 12,570 students, respectively, who began taking classes in fully-online academic programs offered by University schools during the first quarter of 2008 and 2007.

NEW CAMPUS OPENINGS

During the first quarter, the company announced the opening of its 14th affiliate school of Le Cordon Bleu Schools North America in Boston. Le Cordon Bleu College of Culinary Arts Boston commenced classes on April 7, 2008.

2008 ANNUAL MEETING OF STOCKHOLDERS

CEC ANNOUNCES 1Q08 RESULTS …PG 5

During the first quarter, the company announced that its Annual Meeting of Stockholders will be held at 9:00 a.m., Central Time, on Tuesday, May 13, 2008, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on May 6, 2008 at 10:00 AM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 866-578-5801 (domestic) or 617-213-8058 (international) and citing code 31861698. Please log-in or dial-in at least ten minutes prior to the conference call start time to ensure a connection. An archived version of the conference call webcast will be accessible for 90 days at www.careered.com. A replay of the conference call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 42402283.

About Career Education Corporation

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to a diverse population approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of its students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company’s website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks associated with

CEC ANNOUNCES 1Q08 RESULTS …PG 6

unfavorable changes in the cost or availability of financing, including alternative loans, for our students; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school; increased competition; the effectiveness of our regulatory compliance efforts; future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, and class action and other lawsuits; costs, risks and uncertainties associated with our company-wide restructuring, including risks and uncertainties associated with changes in management and reporting responsibilities; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale or teach-out of any campuses; risks related to general economic conditions including credit market conditions and other risk factors relating to our industry and business and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, and from time to time in our other reports filed with the Securities and Exchange Commission.

###

Investors:	Karen M. King
847/585-3899
www.careered.com

Media:	Lynne Baker
847/851-7006

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2008	December 31, 2007 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$214,909	$237,705
Investments	202,550	166,618

Total cash and cash equivalents and investments	417,459	404,323
Receivables:
Students, net of allowance for doubtful accounts of $36,818 and $36,227 as of March 31, 2008, and December 31, 2007, respectively	56,042	61,396
Other, net	12,842	8,876
Prepaid expenses	57,638	50,532
Inventories	13,920	15,468
Deferred income tax assets	19,631	19,598
Other current assets	9,636	16,474

Total current assets	587,168	576,667

PROPERTY AND EQUIPMENT, net	329,062	339,066
GOODWILL	382,771	383,932
INTANGIBLE ASSETS, net	44,954	44,395
OTHER ASSETS, net	21,747	22,406

TOTAL ASSETS	$1,365,702	$1,366,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$13,597	$11,843
Accounts payable	26,736	28,145
Accrued expenses:
Payroll and related benefits	33,247	28,554
Income taxes	28,640	19,571
Other	93,804	111,298
Deferred tuition revenue	145,248	161,578

Total current liabilities	341,272	360,989

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,414	2,179
Deferred rent obligations	98,609	100,478
Deferred income tax liabilities	941	624
Other	10,762	4,473

Total long-term liabilities	112,726	107,754

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	11,507	11,615

STOCKHOLDERS’ EQUITY:
Common stock	930	930
Additional paid-in capital	211,142	207,294
Accumulated other comprehensive income	24,043	16,304
Retained earnings	753,095	736,603
Cost of shares in treasury	(89,013)	(75,023)

Total stockholders’ equity	900,197	886,108

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,365,702	$1,366,466

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Three Months Ended March 31,
	2008	% of Revenue	2007 (1)	% of Revenue
REVENUE:
Tuition and registration fees	$440,000	95.6%	$439,500	95.5%
Other	20,242	4.4%	20,917	4.5%

Total revenue	460,242	100.0%	460,417	100.0%

OPERATING EXPENSES:
Educational services and facilities	173,773	37.8%	162,541	35.3%
General and administrative	240,949	52.3%	237,980	51.7%
Depreciation and amortization	21,403	4.7%	18,781	4.1%
Goodwill and asset impairment	6,613	1.4%	—	0.0%

Total operating expenses	442,738	96.2%	419,302	91.1%

Operating income	17,504	3.8%	41,115	8.9%

OTHER INCOME (EXPENSE):
Interest income	3,469	0.7%	4,706	1.0%
Interest expense	(228)	0.0%	(360)	-0.1%
Share of affiliate earnings	4,665	1.0%	1,712	0.4%
Miscellaneous (expense) income	(204)	0.0%	237	0.1%

Total other income, net	7,702	1.7%	6,295	1.4%

Pretax income	25,206	5.5%	47,410	10.3%

Provision for income taxes	8,822	1.9%	17,374	3.8%

NET INCOME	$16,384	3.6%	$30,036	6.5%

NET INCOME PER SHARE	$0.18		$0.31

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	90,289		96,798

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income	$16,384	$30,036
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	6,613	—
Depreciation and amortization expense	21,403	18,781
Bad debt expense	11,765	8,449
Compensation expense related to share-based awards	3,029	3,101
(Loss) gain on disposition of property and equipment	(134)	1
Share of affiliate earnings, net of cash received	939	230
Changes in operating assets and liabilities	(24,484)	28,549

Net cash provided by operating activities	35,515	89,147

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of acquired cash	—	(30,324)
Acquisition transaction costs	—	(1,106)
Purchases of property and equipment	(18,814)	(16,812)
Purchases of available-for-sale investments	(213,501)	(209,454)
Sales of available-for-sale investments	177,569	186,955
Other	433	6

Net cash used in investing activities	(54,313)	(70,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(13,990)	(49,967)
Issuance of common stock	793	7,144
Tax benefit associated with stock option exercises	26	1,925
Borrowings on revolving loans	999	—
Payments of capital lease obligations and other long-term debt	(118)	(29)

Net cash used in financing activities	(12,290)	(40,927)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	8,292	706

NET DECREASE IN CASH AND CASH EQUIVALENTS	(22,796)	(21,809)
CASH AND CASH EQUIVALENTS, beginning of the period	237,705	189,816

CASH AND CASH EQUIVALENTS, end of the period	$214,909	$168,007

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended March 31,
	2008	2007 (1)
REVENUE:
University	$177,151	$185,845
Culinary Arts	87,189	88,697
Health Education	56,241	49,365
Arts & Design	70,929	69,633
International	34,467	21,900
Transitional Schools	34,265	44,852
Corporate and other	—	125

	$460,242	$460,417

SEGMENT OPERATING INCOME (LOSS):
University	$24,991	$34,089
Culinary Arts	5,379	11,424
Health Education	5,126	3,628
Arts & Design	10,685	9,711
International	12,789	6,207
Transitional Schools (2)	(22,984)	(7,754)
Corporate and other	(18,482)	(16,190)

	$17,504	$41,115

SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
University	14.1%	18.3%
Culinary Arts	6.2%	12.9%
Health Education	9.1%	7.3%
Arts & Design	15.1%	13.9%
International	37.1%	28.3%
Transitional Schools	-67.1%	-17.3%

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.
(2)	For the three months ended March 31, 2008, the Transitional Schools segment included a $6.6 million goodwill and asset impairment charge and $8.6 million of severance and stay bonus expense.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT START-UP INFORMATION

(Dollars in thousands)

	For the Three Months Ended March 31,
	2008	2007 (1)
REVENUE:
Culinary Arts (2)	2,371	—
Arts & Design (3)	4,805	—

	$7,176	$—

SEGMENT OPERATING (LOSS) INCOME:
Culinary Arts (2)	(2,348)	(1,070)
Arts & Design (3)	(551)	(1,848)

	$(2,899)	$(2,918)

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.
(2)	For the three months ended March 31, 2008 and 2007, Culinary Arts start-up campuses include LCB, Boston, MA and Dallas, TX and Kitchen Academy, St. Peters, MO and Seattle, WA.
(3)	For the three months ended March 31, 2008 and 2007, Art & Design start-up campuses include IADT Sacramento, CA, San Antonio, TX and IADT Online, Tampa, FL.

CAREER EDUCATION CORPORATION

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended March 31,
	2008	2007 (1)
UNIVERSITY REVENUE:
AIU
Online	$71,972	$87,770
Onground	22,982	25,382
CTU
Online	59,198	49,667
Onground	13,538	12,929
Briarcliffe	9,461	10,097

University	$177,151	$185,845

UNIVERSITY SEGMENT OPERATING INCOME (LOSS):
AIU
Online	$8,531	$26,899
Onground	(1,535)	(1,102)
CTU
Online	16,165	7,523
Onground	828	(166)
Briarcliffe	1,002	935

University	$24,991	$34,089

UNIVERSITY SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
AIU
Online	11.9%	30.6%
Onground	-6.7%	-4.3%
CTU
Online	27.3%	15.1%
Onground	6.1%	-1.3%
Briarcliffe	10.6%	9.3%
University	14.1%	18.3%

	Student Population as of April 30,
	2008	2007
AIU
Online	16,900	16,800
Onground	3,500	4,100
CTU
Online	17,000	13,800
Onground	4,300	4,000
Briarcliffe	1,800	2,000

University	43,500	40,700

	Student Starts for the three months ended March 31,
	2008	2007
AIU
Online	8,160	7,620
Onground	1,140	850
CTU
Online	5,300	4,950
Onground	860	830
Briarcliffe	370	360

University	15,830	14,610

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

UPDATED STUDENT FINANCING PROJECTIONS

(Dollars in millions)

Projected Balance as of December 31,
	2008	2009
Previously Communicated Student Financing Through Company Balance Sheet	$25–$35	$25–$35
Reduction of Previously Available Private Lending Sources	$30–$50	$35–$55

Subtotal	$55–$85	$60–$90

Increased Stafford Loan Levels Reducing Company Balance Sheet Needs	$(10–$20)	$(15–$25)

Total	$45–$65	$45–$65

Note: The company has provided this schedule as further clarification to comments that will be made on the first quarter 2008 earnings call.